Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Fourth Quarter 2016 Financial Results and the Acquisition of Marvell's G.hn Business

Company Delivers Fourth Quarter 2016 Revenue of $87.1 Million,
Operating Cash Flow of $27.6 Million and GAAP Diluted Earnings per Share of $0.12
Carlsbad, Calif. – February 8, 2017 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF) and mixed-signal integrated circuits for cable and satellite broadband communications, the connected home, data center, metro, long-haul fiber networks, and wireless infrastructure, today announced financial results for the fourth quarter ended December 31, 2016, and announced that it has signed a definitive agreement to acquire all of the stock in Marvell’s Spain entity, along with acquiring certain other assets and liabilities related to Marvell’s G.hn business for $21 million in cash. The acquisition is currently expected to close in the second quarter 2017.
Management Commentary
“We are pleased to announce fourth quarter 2016 revenue of $87.1 million, consistent with prior guidance highlighted by strong sequential growth in our cable front-end, MoCA, wireless infrastructure and high-speed optical interconnect businesses. We were also able to deliver sequential improvement in both GAAP and non-GAAP gross margins to 57.8 percent and 63.9 percent, respectively, and grow net cash provided by operating activities sequentially from $18.4 million to $27.6 million. The results close out another successful year in which we grew our annual revenue by 29 percent to $387.8 million, expanded our GAAP and non-GAAP gross margins by 760 and 490 basis points, respectively, and more than doubled our annual cash flow from operations to over $117 million,” commented Kishore Seendripu, Ph.D., Chairman and CEO.
“As we enter 2017, we are really excited about the expansion of our leading technology into some of the most complex analog and mixed-signal technology platforms across broadband and infrastructure markets. Today, we also announced that we are acquiring Marvell’s G.hn connectivity business. Combined with our MoCA connectivity portfolio, this acquisition positions MaxLinear as the undisputed technology leader in the wired whole-home broadband connectivity market, be it over coaxial cable, power line, or twisted pair. We are committed to aggressively pursuing new opportunities to both diversify and accelerate the penetration of our technology platform across the range of broadband operator and wired and wireless infrastructure target markets through our organic roadmap initiatives and via acquisitions,” Seendripu continued.
Generally Accepted Accounting Principles (GAAP) Results
Net revenue for the fourth quarter 2016 was $87.1 million, a decrease of 10 percent compared to the third quarter 2016, and a decrease of 12 percent compared to the fourth quarter 2015. Gross margin for the fourth quarter 2016 was 57.8 percent of revenue, compared to 57.6 percent for the third quarter 2016, and 56.4 percent for the fourth quarter 2015.
Operating expenses were $42.1 million, $44.8 million and $64.5 million for the fourth quarter 2016, third quarter 2016 and fourth quarter 2015, respectively. Operating expenses decreased 6 percent compared to the third quarter 2016, and decreased 35 percent compared to the fourth quarter 2015. Operating expenses as a percentage of revenue were 48 percent for the fourth quarter 2016, 47 percent for the third quarter 2016 and 65 percent for the fourth quarter 2015. Operating margins were 10 percent, 11 percent and (9) percent for the fourth quarter 2016, third quarter 2016 and fourth quarter 2015, respectively.
Net income for the fourth quarter 2016 was $8.3 million, or $0.12 per share (diluted). These results compare to net income of $9.7 million, or $0.14 per share (diluted), for the third quarter 2016, and a net loss of $8.5 million, or $0.14 per share (basic and diluted), for the fourth quarter 2015.

Gross margin, operating margin and net income for the year ended December 31, 2016 includes purchase accounting expenses and charges related to our acquisitions of the wireless infrastructure backhaul business in July 2016 and wireless infrastructure access business in April 2016.
Cash flow provided by operations for the fourth quarter 2016 totaled $27.6 million, compared to $18.4 million for the third quarter 2016, and $24.6 million for the fourth quarter 2015.
Cash, cash equivalents and investments totaled $136.8 million at December 31, 2016, compared to $110.2 million at September 30, 2016, and $130.5 million at December 31, 2015.
Non-GAAP Results
Non-GAAP gross margin for the fourth quarter 2016 was 63.9 percent of revenue, compared to 63.1 percent for the third quarter 2016, and 58.1 percent for the fourth quarter 2015.
Non-GAAP operating expenses were $30.1 million, $31.5 million and $27.4 million for the fourth quarter 2016, third quarter 2016 and fourth quarter 2015, respectively. Non-GAAP operating expenses decreased 5 percent when compared to the third quarter 2016, and increased 10 percent when compared to fourth quarter 2015. Non-GAAP operating expenses as a percentage of revenue were 35 percent, 33 percent and 28 percent for the fourth quarter 2016, third quarter 2016 and fourth quarter 2015, respectively. Non-GAAP operating margins were 29 percent, 30 percent and 30 percent for the fourth quarter 2016, third quarter 2016 and fourth quarter 2015, respectively.
Non-GAAP net income for the fourth quarter 2016 was $25.7 million, or $0.38 per share (diluted), compared to $28.8 million, or $0.43 per share (diluted), for the third quarter 2016, and $29.9 million, or $0.46 per share (diluted), for the fourth quarter 2015.
First Quarter 2017 Revenue and Gross Margin Guidance
The company expects revenue in the first quarter 2017 to be between $86 million and $90 million, GAAP gross margin to be approximately 59 percent of revenue, and non-GAAP gross margin to be approximately 62 percent of revenue. Its estimates of forward-looking non-GAAP gross margins exclude estimates for amortization of inventory step-up, stock-based compensation expense, stock-based bonus accruals, acquisition related expenses, and restructuring charges, each of which is described in more detail below under the caption “Use of Non-GAAP Financial Measures.” The timing and amounts of these material amounts needed to estimate non-GAAP financial measures are inherently unpredictable or outside the company's control to predict. Accordingly, it cannot provide a quantitative reconciliation of non-GAAP gross margin without unreasonable effort. Material changes to any of these items could have a significant effect on MaxLinear guidance and future GAAP results.
Conference Call Details
MaxLinear will host its fourth quarter financial results conference call today, February 8, 2017 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until February 22, 2017. A replay of the conference call will also be available until February 22, 2017 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13653123.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for first quarter 2017 revenue and gross margin). These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. The closing of recent acquisitions of wireless infrastructure assets from Microsemi and Broadcom present particular risks associated with our ability to integrate the acquired businesses, and maintain relationships with employees, customers, and vendors. In addition, our current expectations with respect to the size of the available market and growth opportunities in future years are subject to substantial management assumptions that are themselves subject to material risks and uncertainties. Additional risks and uncertainties that could affect our assumptions and expectations with respect to the completed acquisitions that also generally affect our business, operating results, financial condition, and stock price, include, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry, including pending litigation against us by a third parties in the United States District Court in Delaware and Superior Court of California; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2015 as amended by Amendment No. 1 filed with the SEC on April 28, 2016; our subsequent Quarterly Reports on Form 10-Q; and our Current Reports on Form 8-K. In addition, when available, investors should review the information to be set forth under the caption “Risk Factors” in MaxLinear’s Annual Report on Form 10-K for the year ended December 31, 2016, which MaxLinear expects to file with the SEC later today. All forward-looking statements are based on the estimates, projections and assumptions of management as of February 8, 2017, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income, gross margin, operating expenses, operating expenses as a percentage of revenue, operating margins and earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2016, which we currently intend to settle in shares of our class A common stock; (iii) an accrual related to our performance based bonus plan for 2015, which we settled in shares of our class A common stock in 2015 and 2016; (iv) amortization of purchased intangible assets and inventory step up; (v) restricted merger proceeds and contingent consideration and incentive award; (vi) acquisition and integration costs related to our recently completed acquisitions; (vii) professional fees and settlement costs related to our previously disclosed IP and commercial litigation matters; (viii) IPR&D and production mask impairment losses; (ix) severance and restructuring charges; and (x) release of valuation allowance due to net deferred tax liability acquired. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the first and second half of the 2015 performance periods were settled through the issuance of shares of Class A common stock under our equity incentive plans in August 2015 and May 2016. Bonus payments for the first half of the 2016 performance periods were settled through the issuance of shares of Class A common stock under our equity incentive plans in August 2016 and we currently expect that bonus payments under our 2016 programs for the second half of 2016 will also be settled in Class A common stock in February 2017. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Restricted stock units granted under our equity incentive plan to Physpeed continuing employees if certain 2015 and 2016 revenue targets are met contingent upon continued employment reflect a non-cash charge that we exclude from non-GAAP net income.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets and step-up of inventory to fair value, acquisition and integration costs primarily consisting of professional and consulting fees, restricted merger proceeds which represent merger proceeds held back from the former principal shareholders of Physpeed which were paid on a quarterly basis through October 31, 2016 and contingent consideration.
IPR&D and production mask impairment losses relate to our abandonment of IPR&D technology assets and capitalized costs for masks that have no future use.
Restructuring charges incurred are related to our restructuring plan which addresses issues primarily relating to the integration of the Company and acquired businesses or internal operations. Severance charges incurred relate primarily to our exit of research and development activities and other non-recurring charges related to the termination of employees.
Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.
The acquisitions of Entropic and Physpeed resulted in a net deferred tax liability, which led to the release of valuation allowance and a benefit for income taxes.
The tax impact of total non-GAAP measures at the effective tax rate that would be in effect considering the non-GAAP measures is included in non-GAAP income tax expense and non-GAAP net income. The amounts presented for non-GAAP income tax expense, non-GAAP net income, and non-GAAP basic and diluted earnings per share for the three months and year ended December 31, 2016 and 2015 have been adjusted to conform with current period presentation.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the first quarter 2017.
About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF) and mixed-signal integrated circuits for cable and satellite broadband communications, the connected home, data center, metro, long-haul fiber networks, and wireless infrastructure markets. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contact:
Gideon Massey
Investor Relations Specialist
Tel: 949-333-0056
gmassey@maxlinear.com
MaxLinear, Inc. Corporate Contact:
Adam Spice
Chief Financial Officer
Tel: 949-333-0092

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	December 31, 2016(1)	September 30, 2016	December 31, 2015
Net revenue	$87,136	$96,324	$98,949
Cost of net revenue	36,733	40,820	43,189
Gross profit	50,403	55,504	55,760
Operating expenses:
Research and development	24,035	25,921	22,640
Selling, general and administrative	16,720	17,619	17,960
IPR&D impairment losses	—	1,300	21,600
Restructuring charges	1,326	—	2,272
Total operating expenses	42,081	44,840	64,472
Income (loss) from operations	8,322	10,664	(8,712)
Interest income	146	89	107
Other income, net	123	10	117
Income (loss) before income taxes	8,591	10,763	(8,488)
Provision for income taxes	243	1,084	56
Net income (loss)	$8,348	$9,679	$(8,544)
Net income (loss) per share:
Basic	$0.13	$0.15	$(0.14)
Diluted	$0.12	$0.14	$(0.14)
Shares used to compute net income per share:
Basic	64,752	64,241	61,895
Diluted	68,421	67,832	61,895
___________________________________________
(1) We adopted ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting in the second quarter of 2016, and included excess tax benefits in the provision for income taxes instead of in additional paid-in capital. As a result, when computing diluted EPS using the treasury stock method, fewer hypothetical shares can be repurchased resulting in a greater number of incremental shares being issued upon the exercise of share-based payment awards. The impact of adoption for the three months ended December 31, 2016 was a reduction to the provision for income taxes and increase to net income of $2.2 million and increases to basic earnings per share of $0.04 and diluted earnings per share of $0.03. Diluted earnings per share for the three months ended December 31, 2016 was also impacted by an increase of 814,000 shares in the number of incremental shares used in computing diluted EPS.

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Year Ended
	December 31, 2016(1)	December 31, 2015(2)
Net revenue	$387,832	$300,360
Cost of net revenue	157,842	144,937
Gross profit	229,990	155,423
Operating expenses:
Research and development	97,745	85,405
Selling, general and administrative	64,454	77,981
IPR&D impairment losses	1,300	21,600
Restructuring charges	3,432	14,086
Total operating expenses	166,931	199,072
Income (loss) from operations	63,059	(43,649)
Interest income	572	275
Other income (expense), net	59	468
Income (loss) before income taxes	63,690	(42,906)
Provision (benefit) for income taxes	2,398	(575)
Net income (loss)	$61,292	$(42,331)
Net income (loss) per share:
Basic	$0.96	$(0.79)
Diluted	$0.91	$(0.79)
Shares used to compute net income (loss) per share:
Basic	63,781	53,378
Diluted	67,653	53,378
___________________________________________
(1) We adopted ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting in the second quarter of 2016, and included excess tax benefits in the provision for income taxes instead of additional paid-in capital. As a result, when computing diluted EPS using the treasury stock method, fewer hypothetical shares can be repurchased resulting in a greater number of incremental shares being issued upon the exercise of share-based payment awards. The impact of adoption for the year ended December 31, 2016 was a reduction to the provision for income taxes and increase to net income of $8.3 million and increase to basic earnings per share of $0.13 and diluted earnings per share of $0.12. Diluted earnings per share for the year ended December 31, 2016 was also impacted by an increase of 846,000 shares in the number of incremental shares used in computing diluted EPS.

(2) Includes eight months of Entropic operations.

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
Operating Activities
Net income (loss)	$8,348	9,679	(8,544)
Adjustments to reconcile net income to cash provided by operating activities:
Amortization and depreciation	7,960	8,808	9,479
Impairment of IPR&D assets	—	1,300	21,600
Provision for losses on accounts receivable	—	87	178
Amortization of investment premiums, net	74	12	293
Amortization of inventory step-up	2,652	2,653	—
Stock-based compensation	5,290	6,264	4,216
Deferred income taxes	(114)	82	(197)
Loss on disposal of property and equipment	318	—	113
Gain on sale of available-for-sale securities	—	—	(42)
(Gain) loss on foreign currency	(282)	112	—
Excess tax benefits on stock-based awards	(2,249)	(928)	—
Change in fair value of contingent consideration	11	99	253
Impairment of leases	388	—	2,002
Changes in operating assets and liabilities:
Accounts receivable	(815)	(5,419)	(811)
Inventory	2,882	(454)	3,822
Prepaid expenses and other assets	767	440	3,795
Accounts payable, accrued expenses and other current liabilities	752	(2,470)	(13,211)
Accrued compensation	2,252	(183)	475
Deferred revenue and deferred profit	697	(504)	(72)
Accrued price protection liability	(1,936)	(1,158)	322
Other long-term liabilities	608	(5)	887
Net cash provided by operating activities	27,603	18,415	24,558
Investing Activities
Purchases of property and equipment	(1,684)	(2,118)	(1,516)
Cash used in acquisition, net of cash acquired	—	(80,000)	—
Purchases of available-for-sale securities	(10,044)	(32,986)	(27,697)
Maturities of available-for-sale securities	10,185	7,700	11,521
Net cash used in investing activities	(1,543)	(107,404)	(17,692)
Financing Activities
Net proceeds from issuance of common stock	2,199	165	3,604
Minimum tax withholding paid on behalf of employees for restricted stock units	(1,132)	(2,591)	(613)
Net cash provided by (used in) financing activities	1,067	(2,426)	2,991
Effect of exchange rate changes on cash and cash equivalents	(307)	(91)	(50)
Increase (decrease) in cash and cash equivalents	26,820	(91,506)	9,807
Cash and cash equivalents at beginning of period	56,076	147,582	58,149
Cash and cash equivalents at end of period	$82,896	$56,076	$67,956

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended
	December 31, 2016	December 31, 2015(1)
Operating Activities
Net income (loss)	$61,292	$(42,331)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Amortization and depreciation	26,703	40,641
Impairment of IPR&D assets	1,300	21,600
Provision for losses on accounts receivable	87	178
Amortization of investment premiums, net	169	554
Amortization of inventory step-up	5,641	14,244
Stock-based compensation	21,765	19,268
Deferred income taxes	101	(1,906)
Loss on disposal of property and equipment	366	74
Gain on sale of available-for-sale securities	(50)	(21)
Change in fair value of contingent consideration	220	130
Impairment of leases	388	8,163
Gain on foreign currency	(216)	—
Excess tax benefits on stock-based awards	(8,291)	—
Impairment of long-lived assets	—	153
Changes in operating assets and liabilities:
Accounts receivable	(8,175)	5,160
Inventory	9,846	(6,247)
Prepaid and other assets	402	4,495
Accounts payable, accrued expenses and other current liabilities	3,249	(22,033)
Accrued compensation	5,609	5,320
Deferred revenue and deferred profit	1,925	454
Accrued price protection liability	(4,850)	6,522
Other long-term liabilities	(164)	623
Net cash provided by operating activities	117,317	55,041
Investing Activities
Purchases of property and equipment	(8,512)	(2,996)
Purchases of intangible assets	(390)	(100)
Cash used in acquisition, net of cash acquired	(101,000)	(3,615)
Purchases of available-for-sale securities	(90,307)	(73,377)
Maturities of available-for-sale securities	98,896	69,029
Net cash used in investing activities	(101,313)	(11,059)
Financing Activities
Repurchases of common stock	(3)	(101)
Net proceeds from issuance of common stock	6,649	9,950
Minimum tax withholding paid on behalf of employees for restricted stock units	(7,316)	(5,141)
Equity issuance costs	—	(705)
Net cash provided by (used in) financing activities	(670)	4,003
Effect of exchange rate changes on cash and cash equivalents	(394)	(725)
Increase in cash and cash equivalents	14,940	47,260
Cash and cash equivalents at beginning of period	67,956	20,696
Cash and cash equivalents at end of period	$82,896	$67,956
___________________________________________
(1) Includes eight months of Entropic cash flows.

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2016	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$82,896	$56,076	$67,956
Short-term investments, available-for-sale	47,918	42,146	43,300
Accounts receivable, net	50,487	49,672	42,399
Inventory	26,583	32,119	32,443
Prepaid expenses and other current assets	6,159	6,831	3,904
Total current assets	214,043	186,844	190,002
Property and equipment, net	20,549	21,950	21,858
Long-term investments, available-for-sale	5,991	12,020	19,242
Intangible assets, net	104,261	109,885	51,355
Goodwill	76,015	75,794	49,779
Other long-term assets	1,793	1,883	2,269
Total assets	$422,652	$408,376	$334,505

Liabilities and stockholders’ equity
Current liabilities	$54,543	$54,491	$55,832
Other long-term liabilities	15,685	15,182	15,749
Total stockholders’ equity	352,424	338,703	262,924
Total liabilities and stockholders’ equity	$422,652	$408,376	$334,505

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
GAAP cost of net revenue	$36,733	$40,820	$43,189
Stock-based compensation	(59)	(57)	(44)
Performance based equity	(31)	(23)	(97)
Amortization of inventory step-up	(2,652)	(2,653)	—
Amortization of purchased intangible assets	(2,572)	(2,571)	(1,578)
Non-GAAP cost of net revenue	31,419	35,516	41,470

GAAP R&D expenses	24,035	25,921	22,640
Stock-based compensation	(3,319)	(4,163)	(2,850)
Incentive award compensation	(169)	(169)	(1,106)
Performance based equity	(1,133)	(838)	(1,227)
Amortization of purchased intangible assets	(97)	(45)	(96)
Severance charges	—	—	(22)
Restricted merger proceeds and contingent consideration	(35)	(243)	(210)
Non-GAAP R&D expenses	19,282	20,463	17,129

GAAP SG&A expenses	16,720	17,619	17,960
Stock-based compensation	(1,724)	(1,857)	(1,278)
Incentive award compensation	(18)	(18)	(86)
Performance based equity	(673)	(896)	(642)
Amortization of purchased intangible assets	(2,914)	(3,080)	(4,938)
Acquisition and integration costs	(572)	(590)	(13)
Restricted merger proceeds and contingent consideration	(11)	(99)	(251)
Severance charges	—	—	(143)
IP litigation costs, net	(28)	(12)	(325)
Non-GAAP SG&A expenses	10,780	11,067	10,284

GAAP IPR&D impairment losses	—	1,300	21,600
IPR&D impairment losses	—	(1,300)	(21,600)
Non-GAAP IPR&D impairment losses	—	—	—

GAAP restructuring expenses	1,326	—	2,272
Restructuring charges	(1,326)	—	(2,272)
Non-GAAP restructuring expenses	—	—	—

GAAP income before income taxes	8,591	10,763	(8,488)
Total non-GAAP adjustments	17,333	18,614	38,778
Non-GAAP income before income taxes	25,924	29,377	30,290

GAAP income tax expense	243	1,084	56
Tax impact of non-GAAP adjustments	(13)	(537)	350
Non-GAAP income tax expense	230	547	406

GAAP net income (loss)	$8,348	$9,679	$(8,544)
Total non-GAAP adjustments before income taxes	17,333	18,614	38,778
Total tax adjustments	(13)	(537)	350
Non-GAAP net income	$25,694	$28,830	$29,884

Shares used in computing non-GAAP basic net income per share	64,752	64,241	61,895
Shares used in computing GAAP diluted net income (loss) per share	68,421	67,832	61,895
Dilutive common stock equivalents	—	—	3,284
Shares used in computing non-GAAP diluted net income per share	68,421	67,832	65,179
Non-GAAP basic net income per share	$0.40	$0.45	$0.48
Non-GAAP diluted net income per share	$0.38	$0.43	$0.46

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Years Ended
	December 31, 2016	December 31, 2015
GAAP cost of net revenue	$157,842	$144,937
Stock-based compensation	(210)	(213)
Performance based equity	10	(256)
Amortization of inventory step-up	(5,641)	(14,244)
Amortization of purchased intangible assets	(8,512)	(4,202)
Impairment of production masks	—	(153)
Non-GAAP cost of net revenue	143,489	125,869

GAAP R&D expenses	97,745	85,405
Stock-based compensation	(13,681)	(11,739)
Incentive award compensation	(722)	(1,466)
Performance based equity	(4,707)	(4,032)
Amortization of purchased intangible assets	(386)	(405)
Severance charges	—	(862)
Restricted merger proceeds and contingent consideration	(694)	(834)
Non-GAAP R&D expenses	77,555	66,067

GAAP SG&A expenses	64,454	77,981
Stock-based compensation	(7,014)	(5,744)
Incentive award compensation	(137)	(106)
Performance based equity	(2,951)	(2,086)
Amortization of purchased intangible assets	(6,952)	(24,989)
Acquisition and integration costs	(2,424)	(5,362)
Restricted merger proceeds and contingent consideration	(220)	(129)
Severance charges	—	(456)
IP litigation costs, net	(699)	(1,460)
Non-GAAP SG&A expenses	44,057	37,649

GAAP IPR&D impairment losses	1,300	21,600
IPR&D impairment losses	(1,300)	(21,600)
Non-GAAP IPR&D impairment losses	—	—

GAAP restructuring expenses	3,432	14,086
Restructuring charges	(3,432)	(14,086)
Non-GAAP restructuring expenses	—	—

GAAP income (loss) before income taxes	63,690	(42,906)
Total non-GAAP adjustments	59,672	114,424
Non-GAAP income before income taxes	123,362	71,518

GAAP income tax expense (benefit)	2,398	(575)
Tax impact of non-GAAP adjustments	(151)	(224)
Release of valuation allowance due to net deferred liability acquired	—	1,757
Non-GAAP income tax expense	2,247	958

GAAP net income (loss)	$61,292	$(42,331)
Total non-GAAP adjustments before income taxes	59,672	114,424
Total tax adjustments	(151)	1,533
Non-GAAP net income	$121,115	$70,560

Shares used in computing non-GAAP basic net income per share	63,781	53,378
Shares used in computing GAAP diluted net income (loss) per share	67,653	53,378
Dilutive common stock equivalents	—	1,962
Shares used in computing non-GAAP diluted net income per share	67,653	55,340
Non-GAAP basic net income per share	$1.90	$1.32
Non-GAAP diluted net income per share	$1.79	$1.28

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015
GAAP cost of net revenue	42.2%	42.4%	43.6%
Stock-based compensation	(0.1)%	(0.1)%	—%
Performance based equity	—%	—%	(0.1)%
Amortization of inventory step-up	(3.0)%	(2.7)%	—%
Amortization of purchased intangible assets	(3.0)%	(2.7)%	(1.6)%
Non-GAAP cost of net revenue	36.1%	36.9%	41.9%

GAAP R&D expenses	27.6%	26.9%	22.9%
Stock-based compensation	(3.9)%	(4.3)%	(2.9)%
Incentive award compensation	(0.2)%	(0.2)%	(1.1)%
Performance based equity	(1.3)%	(0.9)%	(1.2)%
Amortization of purchased intangible assets	(0.1)%	—%	(0.1)%
Severance charges	—%	—%	—%
Restricted merger proceeds and contingent consideration	—%	(0.3)%	(0.2)%
Non-GAAP R&D expenses	22.1%	21.2%	17.3%

GAAP SG&A expenses	19.2%	18.3%	18.2%
Stock-based compensation	(2.0)%	(1.9)%	(1.3)%
Incentive award compensation	—%	—%	(0.1)%
Performance based equity	(0.8)%	(1.0)%	(0.6)%
Amortization of purchased intangible assets	(3.3)%	(3.2)%	(5.0)%
Acquisition and integration costs	(0.7)%	(0.6)%	—%
Restricted merger proceeds and contingent consideration	—%	(0.1)%	(0.3)%
Severance charges	—%	—%	(0.1)%
IP litigation costs, net	—%	—%	(0.3)%
Non-GAAP SG&A expenses	12.4%	11.5%	10.4%

GAAP IPR&D impairment losses	—%	1.3%	21.8%
IPR&D impairment losses	—%	(1.3)%	(21.8)%
Non-GAAP IPR&D impairment losses	—%	—%	—%

GAAP restructuring expenses	1.5%	—%	2.3%
Restructuring Charges	(1.5)%	—%	(2.3)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP income (loss) before income taxes	9.9%	11.2%	(8.6)%
Total non-GAAP adjustments before income taxes	19.8%	19.3%	39.2%
Non-GAAP income before income taxes	29.7%	30.5%	30.6%

GAAP income tax expense (benefit)	0.3%	1.1%	0.1%
Tax impact of non-GAAP adjustments	—%	(0.6)%	0.3%
Non-GAAP income tax expense	0.3%	0.5%	0.4%

GAAP net income (loss)	9.6%	10.0%	(8.6)%
Total non-GAAP adjustments before income taxes	19.8%	19.3%	39.2%
Total tax adjustments	—%	(0.6)%	0.3%
Non-GAAP net income	29.5%	29.9%	30.2%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Year ended
	December 31, 2016	December 31, 2015
GAAP cost of net revenue	40.7%	48.3%
Stock-based compensation	(0.1)%	(0.1)%
Performance based equity	—%	(0.1)%
Amortization of inventory step-up	(1.4)%	(4.7)%
Amortization of purchased intangible assets	(2.2)%	(1.4)%
Impairment of production masks	—%	(0.1)%
Non-GAAP cost of net revenue	37.0%	41.9%

GAAP R&D expenses	25.2%	28.4%
Stock-based compensation	(3.5)%	(3.9)%
Incentive award compensation	(0.2)%	(0.5)%
Performance based equity	(1.2)%	(1.3)%
Amortization of purchased intangible assets	(0.1)%	(0.1)%
Severance charges	—%	(0.3)%
Restricted merger proceeds and contingent consideration	(0.2)%	(0.3)%
Non-GAAP R&D expenses	20.0%	22.0%

GAAP SG&A expenses	16.6%	26.0%
Stock-based compensation	(1.8)%	(1.9)%
Incentive award compensation	—%	—%
Performance based equity	(0.7)%	(0.7)%
Amortization of purchased intangible assets	(1.8)%	(8.3)%
Acquisition and integration costs	(0.6)%	(1.8)%
Restricted merger proceeds and contingent consideration	(0.1)%	—%
Severance charges	—%	(0.2)%
IP litigation costs, net	(0.2)%	(0.5)%
Non-GAAP SG&A expenses	11.4%	12.5%

GAAP IPR&D impairment losses	0.3%	7.2%
IPR&D impairment Losses	(0.3)%	(7.2)%
Non-GAAP IPR&D impairment losses	—%	—%

GAAP restructuring expenses	0.9%	4.7%
Restructuring Charges	(0.9)%	(4.7)%
Non-GAAP restructuring expenses	—%	—%

GAAP income (loss) before income taxes	16.4%	(14.3)%
Total non-GAAP adjustments before income taxes	15.4%	38.1%
Non-GAAP income before income taxes	31.8%	23.8%

GAAP income tax expense (benefit)	0.6%	(0.2)%
Tax impact of non-GAAP adjustments	—%	(0.1)%
Release of valuation allowance due to net deferred liability acquired	—%	0.6%
Non-GAAP income tax expense	0.6%	0.3%

GAAP net income (loss)	15.8%	(14.1)%
Total non-GAAP adjustments before income taxes	15.4%	38.1%
Total tax adjustments	—%	0.5%
Non-GAAP net income	31.2%	23.5%